SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INTEREP NATIONAL RADIO SALES, INC.

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INTEREP NATIONAL RADIO SALES, INC.

100 Park Avenue

New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on August 12, 2004

The Annual Meeting of Shareholders of Interep National Radio Sales, Inc. (“Interep”), will be held at 10:00 a.m. local time on Thursday, August 12, 2004, at Interep’s offices at 100 Park Avenue, 5th Floor, New York, New York 10017, for the following purposes:

1.	To elect three directors for a term of three years;

2.	To ratify our Audit Committee’s appointment of Ernst & Young LLP as Interep’s independent auditors for the 2004 fiscal year; and

3.	To transact such other business as may properly come before the Meeting.

You can vote at the Meeting if you were a shareholder of record at the close of business on July 6, 2004.

Your vote is important, regardless of the number of shares you hold. You are invited to attend the Meeting in person. Whether or not you attend, however, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may, if you prefer, revoke your proxy and vote in person.

By Order of the Board of Directors,

PAUL PARZUCHOWSKI

Secretary

July 13, 2004

INTEREP NATIONAL RADIO SALES, INC.

PROXY STATEMENT

The Board of Directors of Interep National Radio Sales, Inc. (“Interep”), is soliciting proxies to be used at Interep’s Annual Meeting of Shareholders to be held on Thursday, August 12, 2004, at 10:00 a.m. The Meeting will be held at our offices at 100 Park Avenue, 5th Floor, New York, New York 10017. This Proxy Statement, the accompanying form of proxy and Interep’s 2003 Annual Report are being mailed to shareholders beginning July 13, 2004.

You are entitled to vote at the Meeting if you were a shareholder of record of our common stock or Series A convertible preferred stock at the close of business on July 6, 2004. Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. The Board will vote your shares as you indicate in your proxy. If you sign the proxy card but do not indicate how you wish your shares to be voted, the Board will vote your shares FOR the election of all persons nominated as directors by the Board and FOR the proposal to ratify our Audit Committee’s selection of Ernst & Young LLP as Interep’s independent auditors for the 2004 fiscal year. The Board will vote in its discretion on any other matter that may properly come before the Meeting.

Your execution of a proxy will not affect your right to attend the Meeting and to vote in person. You may revoke a proxy at any time before it is voted by so notifying our Secretary or our transfer agent, American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, New York 10038 or by executing and delivering a later-dated proxy. Further, you may attend the Meeting and vote in person, and that vote will revoke any proxy you previously gave, except as to any matter on which a vote has already been cast at the Meeting. However, your mere presence at the Meeting, without voting, will not revoke any proxy that you have previously given.

The election of directors requires the affirmative vote of a plurality of the votes cast. The ratification of the selection of Ernst & Young LLP as Interep’s independent auditors for the 2004 fiscal year and the approval of any other matter that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast on a matter, only those cast “for” or “against” are included. Shares represented by proxies marked to withhold authority to vote or to abstain, and shares represented by proxies that indicate that a broker or nominee does not have discretionary authority to vote, will be counted only to determine the existence of a quorum at the Meeting.

Interep will bear the cost of soliciting proxies on behalf of the Board. In addition to the use of the mails, proxy solicitations may be made by telephone, fax and personal interview by Interep’s officers, directors and employees. Interep will, on request, reimburse brokerage houses and persons holding shares in their names or in the name of their nominees for their reasonable expenses in sending soliciting material to their principals.

Interep’s executive offices are located at 100 Park Avenue, New York, New York 10017. Interep’s telephone number is (212) 916-0700, and its website is www.interep.com.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP

At the close of business on July 6, 2004, there were outstanding 6,480,566 shares of our Class A common stock, $0.01 par value per share, 4,371,575 shares of our Class B common stock, $0.01 par value per share, and 118,598.14 shares of our Series A convertible preferred stock. Shares of Class B common stock are entitled to 10 votes per share on all matters presented to the shareholders, except for certain amendments to Interep’s Restated Certificate of Incorporation, certain “going private” transactions and as otherwise required by applicable law, in which case they have only one vote per share. Shares of Class A common stock are entitled to one vote per share on all matters. Only qualified holders, that is, members of our Board of Directors, our active employees, the controlled affiliates, spouses, estates or personal representatives of directors and employees, and our employee benefit plans, including the Stock Growth Plan, may hold Class B common stock. Holders of our Series A convertible preferred stock vote on an “as converted” basis with the holders of our Class A and Class B common stock on all matters presented to the holders of our common stock. One share of Series A preferred stock currently converts into 25 shares of our Class A common stock and, accordingly, is entitled to 25 votes per share.

The following table sets forth information concerning the beneficial ownership of our common stock held on July 6, 2004 by (i) each person known to us to own beneficially more than 5% of the common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all directors and executive officers as a group.

The number and percentage of shares beneficially owned are determined as provided in Rule 13d-3 under the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable on conversion of our Series A convertible preferred stock or on exercise of currently exercisable options or warrants or options that are exercisable within 60 days after July 6, 2004, are deemed to be beneficially owned by the person holding such shares of Series A convertible preferred stock, warrants or options for the purpose of computing that person’s percentage ownership. Those shares are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person, although shares issuable on conversion of our Series A convertible preferred stock are treated as outstanding for the purpose of computing the percentage of total voting power of all persons, since the Series A convertible preferred stock votes on an “as converted” basis noted above. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares shown.

	Amount and Nature of Beneficial Ownership				Percent of Total Voting Power
	Number		Percent
Name and Address of Beneficial Owner	Class A	Class B	Class A	Class B
5% Beneficial Owners
Interep National Radio Sales, Inc. Stock Growth Plan and Trust(1) c/o Interep National Radio Sales, Inc. 100 Park Avenue New York, New York 10017	701,425	3,822,238	10.8%	87.4%	73.2%
Gabelli Group Capital Partners, Inc. (2) Gabelli Funds, LLC Gabelli Advisers, Inc. GAMCO Investors, Inc. MJG Associates, Inc. Gabelli Securities, Inc. Mr. Mario J. Gabelli One Corporate Center Rye, New York 10580-1435	2,169,134	0	26.6%	*	4.1%

	Amount and Nature of Beneficial Ownership				Percent of Total Voting Power
	Number		Percent
Name and Address of Beneficial Owner	Class A	Class B	Class A	Class B
EOS Partners, L.P. (3) EOS Partners SBIC II, L.P. 320 Park Avenue, 22nd Floor New York, New York 10022 EOS Partners (Offshore) L.P. P.O. Box 309 Ugland House, South Church Street Georgetown, Grand Cayman Cayman Islands	1,656,411	0	20.4%	*	3.1%
Mr. Peter S. Lynch (4) 82 Devonshire Street, S8A Boston, Massachusetts 02109	564,000	0	8.7%	*	1.1%
John A. Levin & Co. (5) BKF Capital Group, Inc. One Rockefeller Plaza New York, New York 10020	401,200	0	6.2%	*	*

Officers & Directors
Ralph C. Guild (1)(6)(7)	103,230	3,208,003	1.6%	45.5%	40.2%
George E. Pine (1)(8)	29,795	245,256	*	5.5%	4.6%
Marc G. Guild (1)(6)(9)	6,172	558,041	*	11.6%	9.7%
William J. McEntee, Jr. (1)(10)	12,175	471,805	*	9.8%	8.2%
Howard M. Brenner (11)	500	5,000	*	*	*
Leslie D. Goldberg (12)		57,240	*	1.3%	1.1%
John E. Palmer (13)		3,333	*	*	*
Arnie Semsky (13)		3,333	*	*	*
Arnold Sheiffer	15,850		*	*	*
All Directors and Executive Officers as a Group (9 Persons) (1)(6)(7)(8)(9)(10)(11)(12)(13)	167,722	4,552,011	2.6%	56.2%	50.5%

*	Less than 1%
(1)	The shares shown in this table as being owned beneficially by Messrs. Ralph Guild, Marc Guild, Pine and McEntee and by all directors and executive officers as a group include shares owned by the Stock Growth Plan and allocated to plan accounts maintained for such persons. As of July 6, 2004, the combined number of shares allocated by such plans to such persons was as follows: Ralph Guild, 296,381 shares; Marc Guild, 78,895 shares; George Pine, 118,336 shares; William J. McEntee, Jr., 20,060 shares, and all directors and executive officers as a group, 513,672 shares. Stock Growth Plan participants have the right to direct the votes of the shares allocated to them with respect to certain significant matters submitted to a vote of stockholders, although the trustees of the Stock Growth Plan have the authority to vote all shares held by such plans in their discretion with regard to all other matters, including the election of directors. Ralph Guild, Leslie Goldberg and Marc Guild are the trustees of the Stock Growth Plan. Each of the trustees disclaims beneficial ownership of the shares held by the Stock Growth Plan other than the shares allocated to such trustee’s account, if any.
(2)	Reflects shares beneficially owned as of June 24, 2004 according to an amended statement on Schedule 13D, filed on behalf of the listed entities and according to records maintained by us. Includes 1,663,634 shares of Class A common stock issuable on conversion of 54,045 shares of Series A convertible preferred stock and on exercise of currently exercisable warrants to acquire 312,500 shares of Class A common stock.

(3)	Reflects shares beneficially owned as of July 8, 2002, according to a statement on Schedule 13D, filed on behalf of the listed entities. Includes 1,656,411 shares of Class A common stock issuable on conversion of 53,756 shares of Series A convertible preferred stock and on exercise of currently exercisable warrants to acquire 312,500 shares of Class A common stock.
(4)	Reflects shares beneficially owned as of February 17, 2004, according to an amended statement on Schedule 13G, filed on behalf of Mr. Peter S. Lynch.
(5)	Reflects shares beneficially owned as of February 17, 2004, according to statement on Schedule 13G, filed on behalf of John A. Levin & Co. and BKF Capital Group, Inc.
(6)	Ralph Guild and Marc Guild are father and son, and each disclaims beneficial ownership of the other’s holdings.
(7)	Includes currently exercisable options granted to Ralph Guild in (a) December 1988 to purchase 208,960 shares of common stock at an exercise price of $1.56 per share, (b) January 1991 to purchase 208,960 shares at an exercise price of $2.77 per share, (c) December 1995 to purchase 208,960 shares at an exercise price of $3.91 per share, (d) June 1997 to purchase 626,880 shares at an exercise price of $3.80 per share, (e) July 1998 to purchase 1,253,759 shares at an exercise price of $4.02 per share, (f) December 1998 to purchase 52,240 shares at an exercise price of $4.20 per share and (g) April 2000 to purchase 125,000 shares at an exercise price of $2.81 per share. The options referred to in clauses (a), (b) and (c) expire in December 2005 and the options referred to in clauses (d), (e), (f) and (g) expire in June 2007, July 2008, December 2008 and April 2010, respectively. Mr. Guild transferred the options granted to him in April 2000 to a limited partnership for the benefit of his children, of which he is the sole general partner.
(8)	Includes currently exercisable options granted to Mr. Pine in (a) December 1998 to purchase 52,240 shares at an exercise price of $4.20 per share, (b) April 2000 to purchase 15,000 shares at an exercise price of $2.81 per share and (c) March 2003 to purchase 13,333 shares at $1.73 per share. Excludes options granted in March 2003 to acquire 26,667 shares at an exercise price of $1.73 per share, which options are not currently exercisable. These options expire in December 2008, April 2010, March 2013 and March 2013, respectively.
(9)	Includes currently exercisable options granted to Marc Guild in (a) January 1991 to purchase 79,480 shares of common stock at an exercise price of $2.77 per share, (b) June 1997 to purchase 104,480 shares at an exercise price of $3.80 per share, (c) July 1998 to purchase 208,960 shares at an exercise price of $4.02 per share and (d) April 2000 to purchase 40,000 shares at an exercise price of $2.81 per share. These options expire in December 2005, June 2007, July 2008 and April 2010, respectively.
(10)	Includes currently exercisable options granted to Mr. McEntee in (a) June 1997 to purchase 104,480 shares of common stock at an exercise price of $3.80 per share, (b) July 1998 to purchase 313,440 shares at an exercise price of $4.02 per share and (c) April 2000 to purchase 40,000 shares at an exercise price of $2.81 per share. Such options will expire in June 2007, July 2008 and April 2010, respectively.
(11)	Includes currently exercisable options granted to Mr. Brenner in April 2000 to purchase 5,000 shares of common stock at an exercise price of $2.81 per share. The options will expire in April 2010.
(12)	Includes currently exercisable options granted to Mr. Goldberg in (a) December 1998 to purchase 52,240 shares of common stock at an exercise price of $4.20 per share and (b) April 2000 to purchase 4,000 shares at an exercise price of $2.81 per share. The options will expire in December 2008 and April 2010, respectively.
(13)	Includes currently exercisable options granted to each of Messrs. Palmer and Semsky in July 2002 to purchase 3,333 shares of common stock at an exercise price of $3.32 per share. Excludes options granted in July 2002 to each of Messrs. Palmer and Semsky to acquire 1,667 shares at an exercise price of $3.32 per share, which options are not currently exercisable. The options will expire in July 2012.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Unless otherwise instructed, shares represented by the accompanying proxy will be voted FOR the election of Leslie D. Goldberg, John E. Palmer and Arnold Sheiffer, who have been nominated by the Board to serve until the Annual Meeting of Shareholders in 2007, or until their successors are elected and qualified. Messrs. Goldberg, Palmer and Sheiffer are now directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

The Board is divided into three classes. One class will stand for election for a three-year term at the Meeting. The terms of office of the other two classes of continuing directors do not expire until the Annual Meetings of Shareholders in 2005 and 2006, respectively. The names of, and certain information concerning, the nominees and the other directors are set forth below:

Name	Age	Position
Nominees to serve until Annual Meeting of Shareholders in 2007:

Leslie D. Goldberg	61	Director
John E. Palmer*	77	Director
Arnold Sheiffer*	71	Director

Continuing Directors to serve until Annual Meeting of Shareholders in 2005:

Howard M. Brenner*	71	Director
Marc G. Guild	53	President, Marketing Division, Director
George E. Pine	55	President, Chief Operating Officer and Director

Continuing Directors to serve until Annual Meeting of Shareholders in 2006:

Ralph C. Guild	75	Chairman of the Board and Chief Executive Officer, Director
Arnie Semsky*	58	Director

*	Member of the Compensation Committee and the Audit Committee

Biographical Information

Howard M. Brenner has served as a director of Interep since December 1999. He has been a senior advisor at Morgan Joseph & Co., Inc. (f/k/a Morgan Lewis Githens & Ahn), a brokerage firm, and a broker at American Portfolios, since 2001. In 1990, Mr. Brenner founded Brenner Securities Corporation, Inc., a brokerage firm, now known as HCFP Brenner Securities, LLC, and served as its Chief Executive Officer and Chairman of the Board of Directors until 2001. Mr. Brenner, when CEO of Brenner Securities, settled an SEC administrative proceeding in which it was alleged that he, as CEO of Brenner Securities, had not developed and implemented certain internal procedures and, therefore, had failed to exercise requisite supervision over subordinates. Mr. Brenner was suspended for 180 days from acting in a supervisory capacity and paid a fine. Mr. Brenner fully complied with this order. Prior to 1990, Mr. Brenner served as President of Drexel Burnham Group, Inc. Mr. Brenner is a director of Translux Corporation.

Leslie D. Goldberg served as President of Interep from August 1986 to the end of 1995, and has served as a director of Interep since 1986. He has been employed by Interep since 1968 in various capacities. Mr. Goldberg serves on the Board of Directors of The Radio Creative Fund.

Marc G. Guild has been President, Marketing Division, of the Company since November 1989, and has served as a director of the Company since 1989. He was Executive Vice President of Network Sales/Operations of the Company from 1986 to 1989. Mr. Guild has been employed by the Company or its predecessors since 1972 in various capacities. As President of our Marketing Division, Mr. Guild plays a key role in the Company’s sales and marketing programs, the Interep Radio University and the Company’s research and technology divisions and also oversees the Company’s regional executives. Mr. Guild serves on the Board of Directors of the International Radio and Television Foundation. Marc Guild is the son of Ralph Guild.

Ralph C. Guild has been Chairman of the Board and Chief Executive Officer of the Company since 1986, and has served as a director of the Company since 1967. He has been employed by the Company or its predecessors since 1957 in various capacities. In November 1991, Mr. Guild became one of the first inductees into the Broadcasting Hall of Fame. Mr. Guild serves on the Boards of Trustees of the Museum of Television & Radio, the Center for Communications and the University of the Pacific. In April 1998, Mr. Guild received the Golden Mike Award from the Broadcasters Foundation for outstanding contributions to the radio industry. In March 2001, Mr. Guild received the International Radio & Television Society’s Golden Medal Award.

John E. Palmer has served as a director of Interep since June 2001. He is the Chairman of Palmer & Palmer, Inc., established in 1995, a boutique investment banking firm specializing in financial and project strategy advice to media, communications and other select product and service companies. Prior to 1995, he served as Executive Vice President and head of Corporate Finance for four years at Fahnestock & Co., a New York investment banking firm. In 1970, he founded KIIS Radio in Los Angeles and served as its president, general manager and majority owner for six years.

George E. Pine was appointed President and Chief Operating Officer of the Company in March 2003. He joined our Board of Directors in April 2003. He was President of the Company’s ABC Radio subsidiary from 1998 until becoming President of the Company. Before that, he served the Company in various sales management capacities since 1973, including President of Interep East. Mr. Pine is a Member of the Board of Trustees of both Ithaca College and the Webb School in Tennessee and serves as Chairman of their respective Development Committees. Mr. Pine also serves on the Board of Directors of the Radio Advertising Bureau. He is a member of the International Radio & Television Society.

Arnie Semsky joined our Board of Directors in April 2002. Mr. Semsky served as Executive Vice President, Worldwide Media Director and a Board member of BBDO Worldwide, a unit of Omnicom Group, for twenty years, through 1998. For the past six years, Mr. Semsky has served as a senior adviser to ESPN and the ESPN/ABC Sports Customer Marketing and Sales Group, both of which are part of The Walt Disney Company. He presently serves as a director and a member of the compensation committee of 24/7 Real Media, Inc., an internet rep company.

Arnold Sheiffer joined our Board of Directors in April 2003. Mr. Sheiffer has served as the Chairman of Petry Media Corporation, an independent television rep company, since 2000. He served as Managing Director of Sandler Capital Management, an investment firm that specializes in media and telecommunications, from 1999 to 2000. From 1998 to 2000, he was the Chairman and Chief Executive Officer of Smart Route Systems, Inc. Mr. Sheiffer joined Katz Media in 1990 as Chief Financial Officer and became Chief Operating Officer in 1992 and served in that position until 1995. He currently serves on the boards of Petry Media Corporation, Goldentree Asset Management and Destinta Theaters. He has served as a Trustee of The Jewish Center of the Hamptons, and is currently a Director of The Michael Wolk Heart Foundation, a Trustee of the Robert Grunder Memorial Scholarship and a trustee of the Radio Drama Network Foundation.

None of the directors has any family relationship with any other director or with any executive officer, except that Marc Guild is Ralph Guild’s son. Interep has no reason to believe that the nominees for director will be unable or unwilling to serve as a director, if elected. If, however, the nominees should decline or be unable to act as directors, the shares represented by the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED TO THE BOARD OF DIRECTORS.

Committees and Meetings

The Board of Directors had four meetings during 2003. All directors were present at all meetings.

The committees of the Board are the Audit Committee and the Compensation Committee. The members of each of the committees are Howard Brenner, John Palmer, Arnie Semsky and Arnold Sheiffer. Mr. Sheiffer became a member of the Board and both committees in April 2003. The Compensation Committee and the Audit Committee each had four meetings during 2003. Each director attended or participated in 75% or more of the meetings held by the committees on which he served. Although the Board has no formal policy regarding attendance at shareholders meetings, our Board generally encourages Board members to attend such annual meetings. Six out of eight directors attended the 2003 shareholders meeting.

The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the standards set forth in Rule 4200(a)(15) of the Nasdaq’s Marketplace Rules. In applying the criteria of such standards, the Board of Directors has determined that none of them has a relationship with us which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

Please review the reports of the Audit Committee and the Compensation Committee for more information about their functions and activities during the past year. In addition, a copy of the Audit Committee’s Charter is annexed to this Proxy Statement as Exhibit 1.

Compensation of Directors

Each director who is not an employee is entitled to an annual fee of $25,000 for all services as a director, including attendance at meetings of the Board of Directors and its committees, plus reimbursement of related reasonable out-of-pocket expenses. In addition, non-employee directors who chair Board committees are entitled to an additional fee of $10,000. Other directors do not receive compensation for their services as directors, but are reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending such meetings.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2003, the Compensation Committee of the Board of Directors determined executive officer compensation. The members of the Compensation Committee during 2003 were Howard Brenner, John Palmer, Arnie Semsky and Arnold Sheiffer. See “Certain Relationships and Related Transactions” on page 17.

Director Nomination Process

The Board does not now have any standing nominating committee or a committee performing similar functions. The entire Board of Directors participates in the director nomination process. Given the relatively small size of our Board and the fact that four of the nine directors are independent, the Board believes that the participation of the full Board in this process is appropriate and that a distinct nominating committee is unnecessary. Further, the Board believes that the participation of the entire Board, including management directors, is essential to identify Board candidates who bring experience and skills relevant to our company.

The Board has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the Board, the Board will consider the entirety of each candidate’s credentials, including the nominee’s experience in business, finance and administration, familiarity with our industry, prominence, reputation and time available to devote to our affairs. The Board does not have a formal director nomination process. Generally, once a need to add a new board member is identified, the Board will initiate a search by seeking input from Board members and senior management. Members of the Board will have the opportunity to interview prospective candidates. The Board will then meet to discuss the candidates and make its final decision.

The Board will consider director nominations from shareholders. As provided in our By-Laws, a shareholder who wishes to nominate a director must submit a written notice to such effect to our Secretary, Paul Parzuchowski, Interep National Radio Sales, Inc., 100 Park Avenue, New York, New York 10017. Generally, with respect to any annual shareholder meeting, the notice must be received not later than 15 days following the date of the related Proxy Statement, but earlier deadlines may be imposed in certain circumstances. Please refer to our By-Laws. The notice must include (i) the name, age, business and residence addresses and principal occupation of each person the shareholder wishes to nominate, (ii) the class and number of shares of our capital stock, if any, beneficially owned by each proposed nominee, (iii) such other information about them as is required to be disclosed under the proxy regulations of the Securities and Exchange Commission and the name and address of the nominating shareholder as well as the class and number of shares of our capital stock, if any, beneficially owned by such shareholder. The notice must be accompanied by a signed consent of the nominee to serve as director of the Company, if elected.

Executive Officers

The following table sets forth certain information regarding Interep’s executive officers:

Name	Age	Position with Interep
Ralph C. Guild	75	Chairman of the Board and Chief Executive Officer; Director
George E. Pine	55	President, Chief Operating Officer and Director
Marc G. Guild	53	President, Marketing Division; Director
William J. McEntee, Jr.	61	Senior Vice President and Chief Financial Officer

Information regarding Ralph Guild, George Pine and Marc Guild may be found on page 6.

William J. McEntee, Jr. has been Senior Vice President and Chief Financial Officer of the Company since March 1997. Mr. McEntee serves in such positions pursuant to a Services Agreement between the Company and Media Financial Services, Inc. Mr. McEntee was Chief Financial Officer at Sudbrink Broadcasting in West Palm Beach, Florida, from 1971 through 1994. Mr. McEntee owned and managed WCEE-TV in Mt. Vernon, Illinois from 1994 until selling the station in 1996. Mr. McEntee currently owns WIOJ-AM in Jacksonville, Florida. He is a certified public accountant.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Executive Compensation

The Compensation Committee periodically reviews and makes recommendations to the full Board about the cash and non-cash compensation and benefits of Interep’s Chief Executive Officer and other executive officers and the more general employee compensation programs and policies developed by management. The Committee also administers the 1999 Stock Incentive Plan.

Interep’s compensation programs are designed to further our primary goal of long-term growth and profitability by motivating our executive officers and key employees to achieve high levels of performance. The Committee believes that one key to realizing such goals is to offer compensation packages of which a significant proportion is tied to performance in the form of annual incentive bonuses and long-term stock incentives. In doing so, the Committee believes it not only provides incentives but aligns the interests of key employees with those of our shareholders. Interep’s compensation programs are intended to be competitive with those of other companies in Interep’s business, as well as companies of similar size, and consist of three components: salary, performance bonuses and long-term incentive compensation.

Salary.    The salaries of the named executive officers are shown in the Summary Compensation Table found on page 11. Base salaries are generally designed to be competitive within our industry.

Performance Bonuses.    Interep’s performance bonuses are tied to Company, divisional and individual goals, thereby providing incentives and aligning our executives’ interests with shareholder interests. The Committee believes that individual performance bonuses should be linked to Interep’s financial performance and that a performance bonus should comprise a significant portion of the total cash compensation awarded to executive officers. Thus, the performance bonus for Ralph Guild, Interep’s Chief Executive Officer, is contingent on the extent to which Interep’s Adjusted EBITDA (that is, earnings before interest, taxes, depreciation and amortization, a measurement widely used in our industry to evaluate operating performance, less contract termination revenues) exceeds Adjusted EBITDA for prior years. Ralph Guild did not receive bonuses for 2003 as Interep did not achieve its Adjusted EBITDA or other performance goals for 2003. The performance bonuses for George Pine, Marc Guild and William McEntee are based on the achievement of performance goals that are established by the Chief Executive Officer and reviewed by the Compensation Committee. No performance bonuses were awarded for 2003.

Long-Term Incentive Compensation.    The 1999 Stock Incentive Plan, along with Interep’s Stock Growth Plan (a stock purchase plan in which all Interep employees participate) provide the executive officers and other employees with the opportunity to share in the long-term performance of the Company. The Committee believes that this aligns the financial interests of Interep’s management and employees with those of its shareholders.

CEO Compensation

The Committee reviews and approves goals and incentives relevant to the compensation of our Chief Executive Officer and determines his compensation. Ralph Guild is Interep’s Chief Executive Officer, and his salary and performance bonus compensation are determined in accordance with his employment agreement, which was entered into in 1999. The Committee believes that Mr. Guild’s salary is appropriate given his personal performance, his length of service to the Company, his experience, and the degree to which the Company is dependent on his services, as well as salary levels paid to other executives working in Interep’s industry. Mr. Guild’s salary has not been increased since the date of his employment agreement. In September 2003, Mr. Guild voluntarily reduced his salary from $925,000 to $825,000 per year until further notice in order to assist Interep’s overall program of cost reduction.

Mr. Guild did not receive a performance bonus for 2003 as the Company did not achieve the increase in Adjusted EBITDA required under the terms of Mr. Guild’s employment agreement. His agreement provides that for each fiscal year in which Interep’s Adjusted EBITDA exceeds Adjusted EBITDA for the prior year, Mr. Guild is entitled to an incentive bonus equal to a percentage of his base salary for such year. The percentage is equal to two times the percentage increase of Adjusted EBITDA for such fiscal year over the higher of Adjusted EBITDA for the prior year and Adjusted EBITDA for any year back to 1998. Because Interep’s Adjusted EBITDA for 2003 did not exceed its Adjusted EBITDA for 2002, Mr. Guild did not earn a bonus for 2003.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1,000,000 per year paid to a company’s chief executive officer and the four other most highly compensated executive officers. However, this limitation does not apply to qualifying performance-based compensation, provided certain conditions are satisfied. Interep’s policy is generally to preserve the federal income tax deductibility of compensation paid to its executives. Accordingly, to the extent feasible, Interep has taken action to preserve the deductibility of the annual incentive and long-term incentive compensation paid to its executive officers. However, notwithstanding this general policy, Interep may pay compensation that may not be deductible if it believes that it is in the best interest of Interep to do so. Other elements of compensation, including perquisites and cash and other bonuses, even those based on performance, may also cause a covered executive officer’s income to exceed deductible limits.

Submitted by:

Compensation Committee of the Board of Directors

HOWARD M. BRENNER

JOHN E. PALMER

ARNIE SEMSKY

ARNOLD SHEIFFER

Summary Compensation Table

		Annual Compensation							Long-Term Compensation			All Other Compensation ($) (2)
									Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)			Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs(#)(1)	LTIP Payouts ($)
Ralph C. Guild Chairman, Chief Executive Officer	2003 2002 2001	$ $ $	873,825 907,046 910,208		— — —	$ $ $	104,583 104,583 104,583	(3) (3) (3)	— — —	— — —	— — —	$ $ $	23,841 23,454 19,892

George E. Pine President and Chief Operating Officer	2003 2002 2001	$ $ $	425,959 302,054 385,216	$	— — 27,044		— — —		— — —	— — —	— — —	$ $ $	23,841 23,454 19,892

Marc G. Guild President, Marketing Division	2003 2002 2001	$ $ $	342,159 342,046 345,208	$	— 36,000 —		— — —		— — —	— — —	— — —	$ $ $	23,841 23,454 19,892

William J. McEntee, Jr. Senior Vice President and Chief Financial Officer (4)	2003 2002 2001	$ $ $	182,159 187,975 145,208	$	— 16,000 —		— — —		— — —	— — —	— — —	$ $ $	21,441 15,325 19,892

(1)	The Company did not award any stock appreciation rights (“SARs”) during its 2003, 2002 or 2001 fiscal years.
(2)	Includes amounts contributed by Interep on behalf of Messrs. Ralph Guild, Pine, Marc Guild and McEntee to the Stock Growth Plan of $17,841 per person for 2003; $17,954, $17,954, $17,954 and $12,025, respectively, for 2002; and $14,792 per person for 2001. Also includes amounts contributed by Interep on behalf of such persons to Interep’s 401(k) Plan of $6,000, $6,000, $6,000 and $3,600, respectively, for 2003; $5,500, $5,500, $5,500 and $3,300, respectively, for 2002; and $5,100 per person for 2001.
(3)	Represents payments under a supplemental income agreement. See “Employment Contracts,” below.
(4)	Mr. McEntee serves in such capacities pursuant to a Services Agreement between Interep and Media Financial Services, Inc.

Option Grants in Last Fiscal Year

The table below sets forth information about all stock options granted to executive officers during 2003. The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

OPTION GRANTS DURING FISCAL 2003

Name	Number of Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Hypothetical Value at Grant Date (2)
George E. Pine	40,000	13.8%	$1.73	3/19/2013	$59,131

(1)	The Compensation Committee administers the Company’s stock option and incentive plans and has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

(2)	The estimated present value at grant date of options granted during fiscal year 2003 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 3.25%; a volatility rate of 108%; and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The options vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration in certain circumstances.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, as to each person who was an executive officer as of December 31, 2003, the status of their options at the end of fiscal 2003.

Name and Principal Position (1)	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options/ SARs at Fiscal Year End (#)		In-the-Money Options/SARs at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph C. Guild Chairman and Chief Executive Officer	—	—	2,684,759	—	—	—
George E. Pine President and Chief Operating Officer	—	—	67,240	40,000	—	—
Marc G. Guild President, Marketing Division	—	—	432,920	—	—	—
William J. McEntee Vice President and Chief Financial Officer	—	—	457,920	—	—	—

(1)	See Notes 7, 8, 9 and 10 to the Beneficial Ownership Table on page 4 for additional information regarding the options held by these individuals.

Employment Contracts

Ralph Guild is employed as our Chairman of the Board and Chief Executive Officer under an employment agreement. The term of this agreement runs through February 28, 2009 and is automatically extended for an additional year each March 1 unless either we or Ralph Guild notifies the other on or before February 1 of the same year of our or his election not to extend the agreement. The agreement provides that Mr. Guild receive a base salary of not less than $925,000 per year, plus any bonus, incentive or other types of additional compensation that the Compensation Committee of our Board of Directors determines to pay. In September 2003, however, Mr. Guild voluntarily reduced his salary to $825,000 per year until further notice. Further, he is entitled to receive annual incentive compensation based on increases in our Adjusted EBITDA. If Adjusted EBITDA for any year is greater than the Adjusted EBITDA for the previous year, Ralph Guild will be entitled to a bonus equal to a percentage of his base salary equal to two times the percentage increase of Adjusted EBITDA for such year over the higher of Adjusted EBITDA for the prior year and the highest Adjusted EBITDA for any prior year back to 1998. If we elect not to extend the term of the agreement, we are required to retain Ralph Guild as a consultant for an additional two years at a fee equal to his base salary in effect at such time.

The agreement provides for continued payment of Ralph Guild’s base salary through the balance of its term, plus two years, if (i) Ralph Guild terminates his employment with us by reason of our material breach of the agreement, (ii) Ralph Guild is not re-appointed as Chairman of the Board and Chief Executive Officer or ceases to be elected as a director, other than by his own choice or for reasons justifying termination of his employment by us for cause, or (iii) there is a change in control of our Board of Directors. Ralph Guild may not compete with us during the term of the employment agreement and thereafter for as long as he is receiving compensation under the agreement. The agreement also provides (i) in the case of Ralph Guild’s permanent disability, for payments to Ralph Guild equal to 75% of his then current salary, less any income disability benefits to which he may be entitled, for the balance of his employment term and (ii) in the case of Ralph Guild’s death, at the option of his estate or his designated beneficiary, for a death benefit equal to either the present value at the time of his death of the entire amount of the salary that would have been payable to him for the balance of his employment term or the payment of his then current salary over the balance of his employment term.

Ralph Guild also has a supplemental income agreement pursuant to which we pay him $104,583 per year, payable in monthly installments, through 2008. We maintain a whole life insurance policy on Ralph Guild for the purpose of funding the supplemental income agreement.

George Pine is employed as our President and Chief Operating Officer under an employment agreement. The term of this agreement runs through February 28, 2007, and is automatically extended for an additional year each March 1 unless either we or George Pine notifies the other on or before February 1 of the same year of our or his election not to extend the agreement. Under the agreement, George Pine receives a base annual salary of $480,000 and a minimum incentive amount of $120,000 per year, which is payable by us only if we achieve certain financial or other goals set at the beginning of each year. On signing the employment agreement, Mr. Pine was granted options to acquire 40,000 shares of our Class B common Stock at an exercise price of $1.73 per share. The options vest in equal installments on the first three anniversaries of the date of grant. We also granted Mr. Pine options to acquire 40,000 shares of our Class B common stock at an exercise price of $2.81 per share, but these options did not vest because we did not achieve EBITDA for our 2003 fiscal year in excess of our internal target.

Mr. Pine’s agreement provides that if his employment is terminated because of his death or permanent disability, he will be entitled to payments equal to 75% of his then current salary for the duration of the term of the agreement, plus any incentive bonus payable for the year in which such termination occurs, less any income disability benefits that he may receive or to which he may be entitled. If we terminate his agreement without cause or if he terminates his agreement due to our breach or if, after a change in control occurs, he terminates his agreement for reasons specified in the agreement relating to a dimunition in his position or responsibilities, he will be entitled to receive his then current salary for the remainder of the term of his agreement and any bonus payable for the year in which his employment is terminated and 50% of such bonus payable for each of the remaining years in the term of the agreement, and the vesting of his then-outstanding options will be subject to acceleration.

Marc Guild is employed as our President, Marketing Division, under an employment agreement. The term of this agreement runs through March 31, 2009, and is automatically extended for an additional year each April 1 unless either we or Marc Guild notifies the other on or before March 1 of the same year of our or his election not to extend the agreement. Under the agreement, Marc Guild receives a base annual salary of $360,000 and a minimum incentive amount of $90,000 per year, which is payable by us only if we achieve certain financial or other goals set at the beginning of each year. The agreement also provides that if his employment is terminated because of his permanent disability, Marc Guild is entitled to payments equal to 75% of his then current salary plus 75% of his then current incentive bonus, less any income disability benefits that he may receive or to which he may be entitled, for the duration of the term of the agreement. If his employment is terminated because of his death or by Marc Guild for cause, he is entitled to his then current salary, plus 75% of his then current incentive bonus, and in addition, if he terminated his employment for cause, he is entitled to payment of the consulting fees that would have been payable if his employment had not been terminated. If we elect not to extend the term of the agreement, we are required to retain Marc Guild as a consultant for an additional two years at a fee equal to his base salary in effect at such time.

Indemnification Agreements

We are a party to an indemnification agreement with each of our directors and certain of our executive officers. These agreements entitle these persons to be indemnified, which may include advancement of expenses, to the fullest extent permitted by law for all expenses, judgments, fines, penalties and settlement payments incurred by an indemnitee in actions brought against him or her in connection with any act taken in his or her capacity as a director or executive officer. Under these agreements, each decision as to indemnification will be made by a majority of the disinterested members of our Board of Directors, if such members constitute a quorum of the full Board, or otherwise by independent legal counsel selected by our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file with the Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of our common stock on Forms 3, 4 and 5, and to furnish us with copies of all such forms they file. Based on a review of the copies of such forms furnished to us, we believe that all of our officers, directors and greater than 10% beneficial owners filed all such forms that were required to be filed during or with respect to 2003, except that a number of reports were not timely filed. Ralph Guild filed two Forms 4 after the due date, reporting two purchases transactions. Our Stock Growth Plan filed two Forms 4 after the due date, reporting a total of 27 purchase transactions and three sale transactions.

Equity Compensation Plan Information

The following table sets forth the securities of Interep authorized for issuance under equity compensation plans and arrangements as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in the previous column)
Equity compensation plans approved by security holders:
1999 Stock Incentive Plan	914,967	$2.55	1,054,700

Equity compensation plans not approved by security holders:
Options granted pursuant to individual compensation arrangements (1)	4,206,439	$3.78	0

(1)	These shares are issuable pursuant to stock options that were awarded to employees of Interep prior to the adoption of our 1999 Stock Incentive Plan. The terms of the awards are substantially similar to the awards granted under our 1999 Stock Incentive Plan. All of the stock options granted prior the adoption of our 1999 Stock Incentive Plan are currently vested and will expire between the years 2005 and 2010.

PERFORMANCE GRAPH

The Securities and Exchange Commission requires us to present a chart comparing the cumulative shareholder return on our common stock with the cumulative shareholder return of a broad equity market index, such as the Standard & Poor’s 500 Stock Index, and either a nationally-recognized industry standard or a group of peer companies selected by us. We have selected, for purposes of this performance comparison, the Standard & Poor’s Broadcasting and Cable TV Index. The graph assumes that $100 was invested on December 9, 1999 (the date on which the Class A common stock began trading) in the Class A common stock, that $100 was invested on November 30, 1999 (the date closest to December 9, 1999 for which data is available) in the S&P 500 Index and the S&P Broadcasting and Cable TV Index, and that all dividends were reinvested (except as to Interep because it had no dividends during these periods).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have retained Media Financial Services, Inc. (“Media”), which is wholly-owned by our Senior Vice President and Chief Financial Officer William J. McEntee, Jr., to provide financial and accounting services for us and our subsidiaries. These services include the preparation of financial statements, the preparation and filing of all required federal, state and local tax returns and all billing, accounts receivable, accounts payable and collections functions. The term of the agreement runs through May 31, 2009 and will be automatically extended for an additional year each June 1 unless either we or Media notifies the other on or before April 30 of the same year of our or its election not to extend the agreement. We paid Media a fee of approximately $3.4 million in 2003 for its services. In October 2003, Media voluntarily reduced it’s annual fee by $100,000. The annual fees for Media’s services over the following four years of the agreement increase five percent annually from approximately $3.6 million to approximately $4.2 million, not including the voluntary reduction. Under the services agreement, Mr. McEntee is in charge of all services rendered by Media to Interep and also serves as our Senior Vice President and Chief Financial Officer for an annual salary of $200,000, plus an incentive bonus of 25% of his then current salary if annual performance goals are achieved. The agreement with Media provides that if there is a change in control of Interep, both we and Media will have the right to terminate the agreement. Upon such termination, we will pay Media a lump sum equal to 50% of the aggregate amount that would otherwise be payable to Media and Mr. McEntee pursuant to the agreement through the then established end of the agreement’s term, plus any amounts payable by Media to its landlord for its principal offices in order to obtain the early termination of its lease. This agreement also provides that, should Mr. McEntee die, become permanently disabled, or otherwise become unavailable to serve as Chief Financial Officer, Media would continue to provide its financial and accounting services under the Agreement, but Interep would have the right to appoint a new Chief Financial Officer from within or outside Media, in its sole discretion.

In January 2002, Ralph Guild personally guaranteed a portion of our obligations in connection with the litigation settlement with Katz Media Group. Mr. Guild is to receive a fee of 7.5% of the guaranty amount, payable annually. In 2003 and 2002, Mr. Guild received a payment of $50,000 and $100,000, respectively. The guaranty will be in place until our obligations have been fully paid, which is expected to occur not later than December 2004.

From December 1979 to July 2001, we leased a building from a trust of which Ralph Guild was the income beneficiary, Marc Guild was the trustee and Marc Guild, Adam Guild and their siblings were residual beneficiaries. In July 2001, the trust was terminated, and the property was transferred to a limited liability company of which Marc Guild, Adam Guild and their siblings are members. We used the building from time to time for training sessions and management meetings. This arrangement terminated on December 31, 2003, when the property was sold. We also lease an apartment in New York City from a partnership of which Marc Guild, Adam Guild, their siblings and their children are limited partners and of which Marc Guild, Adam Guild and their siblings are shareholders in the corporate general partners. The apartment is for the use of visiting Interep employees, including Ralph Guild, when they are working in the New York office. The lease expires on January 31, 2009, and provides for annual rent of $120,000, subject to increase for up to 50% of any increases in applicable real estate taxes and common charges. We believe the terms of this lease arrangement are at least comparable to, if not more favorable to us than, the terms which would have been obtained in transactions with unrelated parties. We intend to continue this or other arrangements in the future as long as we believe each transaction is more beneficial to us than using an unrelated provider. Adam Guild and Phillip Brown, who are Ralph Guild’s son and son-in-law, respectively, are also employees.

We paid Leslie Goldberg $212,500 in consulting fees in 2003 for various consulting services rendered by him, including assistance with regard to new station rep contracts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is a standing committee of four non-employee directors. The Committee acts under a written charter adopted by the Board, which is attached to this proxy statement as Exhibit 1. The members of the Committee are Howard M. Brenner, who serves as Chairman, John E. Palmer, Arnie Semsky and Arnold Sheiffer, who joined the Committee in April 2003. Each member of the Committee is independent for purposes of the listing standards of the National Association of Securities Dealers, Inc.

Management is responsible for Interep’s internal controls and financial reporting process and the preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of Interep’s financial statements in accordance with generally accepted auditing standards and issuing a report on such financial statements. The Committee’s responsibilities include the independent and objective monitoring and oversight of these activities.

In this context, we held four meetings during fiscal 2003. These meetings were designed, among other things, to facilitate and encourage communications among the Committee, management and the independent auditors. We discussed with the independent auditors the overall scope and plans for their audit and the results of their evaluation of Interep’s internal controls. The Committee reviewed and discussed the Company’s financial statements with management and the independent auditors. Management represented to the Committee that Interep’s financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with the Audit Committee). The independent auditors also provided the Committee with the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee reviewed and discussed with the independent auditors that firm’s independence from Interep. We also reviewed, in this regard, the fees paid Ernst & Young LLP for audit services.

Based on these discussions and the Committee’s review of management’s representations and the report of the independent auditors on Interep’s consolidated financial statements, the Committee recommended that the Board include Interep’s audited consolidated financial statements in its Annual Report on Form 10-K for the 2003 fiscal year. The Committee and the Board have also recommended the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2004.

Submitted by:

Audit Committee of the Board of Directors

HOWARD M. BRENNER

JOHN E. PALMER

ARNIE SEMSKY

ARNOLD SHEIFFER

RATIFICATION OF INDEPENDENT AUDITORS

(Item 2 on the Proxy Card)

The Audit Committee has selected the firm of Ernst & Young LLP as its independent auditors for the 2004 fiscal year and is submitting its selection to the shareholders for ratification. A representative of Ernst & Young is expected to be present at the Meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INTEREP’S INDEPENDENT AUDITORS.

Audit Fees

The following table presents fees billed for professional services rendered by Ernst &Young LLP and Arthur Andersen LLP for fiscal years ended December 31, 2003 and 2002.

Type of Service	2003	2002
Audit fees – Ernst & Young LLP (a)	$285,000	$238,000
Audit fees – Arthur Andersen LLP (b)	—	15,000
Audit-related fees (c)	10,000	—
Tax fees	—	—
All other fees	—	—

Total	$295,000	$253,000

(a)	Audit fees for Ernst & Young LLP consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year, reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year and assistance with other accounting issues.
(b)	Audit fees for Arthur Andersen LLP consist of fees billed for professional services rendered for the review of our first quarter 2002 financial statements included in our quarterly report on Form 10-Q.
(c)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review and are not reported under audit fees. In 2003, these fees included fees related to certain abandoned acquisition transactions.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services performed by our independent auditors and all related fees to assure that the provision of such services does not impair the auditor’s independence. Under Audit Committee policies, our independent auditors are prohibited from performing any non-audit services that would contravene SEC rules. Any additional services or fees in excess of the approved amount require specific prior approval by the Audit Committee. The Audit Committee may delegate its approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any approval decisions to the full Audit Committee at its next scheduled meeting.

Dismissal of Arthur Andersen

We engaged Ernst & Young as our independent auditors effective June 20, 2002. Previously, Arthur Andersen LLP served as our independent auditors. We advised Arthur Andersen on June 20, 2002, that we were dismissing Arthur Andersen as our independent auditors.

The reports of Arthur Andersen on our financial statements for our 2001 fiscal year did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During our 2001 fiscal year and during the subsequent interim periods, we had no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. In addition, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during these periods.

We provided Arthur Andersen LLP with a copy of the disclosures in the previous paragraph prior to making such disclosures in our Current Report on Form 8-K filed on June 26, 2002 disclosing our dismissal of Arthur Andersen. Arthur Andersen furnished us a letter addressed to the Securities and Exchange Commission stating that Arthur Andersen LLP agreed with these disclosures. We filed a copy of this letter as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2002.

For our 2001 fiscal year and through the date of Arthur Andersen’s dismissal, we did not consult with Ernst & Young regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee considered, approved and recommended to our Board of Directors the dismissal of Arthur Andersen, and the appointment of Ernst & Young, as independent auditors. These actions were ratified and approved by our Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal presented at the Meeting of which Interep did not have notice before June 29, 2004, is considered untimely, and the Board will use the discretionary authority conferred by the proxies to vote on such matter in accordance with the Board’s own judgment.

In order for a shareholder proposal to be eligible for inclusion in Interep’s proxy material relating to its 2005 Annual Meeting of Shareholders it must be in writing and received by Interep’s Secretary prior to April 14, 2005. The proposal must also meet other requirements of the Securities and Exchange Commission relating to shareholder proposals. Further, shareholders wishing to bring any matter before a meeting should consult Interep’s By-laws with respect to any applicable notice or other procedural requirements.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Shareholders may contact any director or committee of the Board by writing to Paul Parzuchowski, Secretary, Interep National Radio Sales, Inc., 100 Park Avenue, New York, NY 10017. Our Secretary will determine the extent to which such shareholder communications should be disseminated to the members of the Board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we have received repetitive or duplicative communications. Confidential and anonymous comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to Howard M. Brenner, the chairman of the audit committee, c/o Paul Parzuchowski, Secretary, at the address listed earlier in this paragraph.

ANNUAL REPORT

All shareholders of record on July 6, 2004, have been sent, or are concurrently being sent, a copy of the Company’s 2003 Annual Report, which contains Interep’s certified financial statements for the fiscal year ended December 31, 2003.

Any person who was a shareholder of Interep at the close of business on July 6, 2004 may obtain copies of Interep’s 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without charge, by written request to Interep, 100 Park Avenue, New York, New York 10017, Attention: Investor Relations.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. If any other matter or matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgment.

By Order of the Board of Directors

PAUL PARZUCHOWSKI

Secretary

July 13, 2004

Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.

EXHIBIT 1

INTEREP NATIONAL RADIO SALES, INC.

Audit Committee Charter

Purpose

The Audit Committee of the Board of Directors will assist the Board in fulfilling its oversight responsibilities to shareholders and the investment community relating to the Company’s accounting and financial reporting practices. The Committee will seek to promote an environment in which the Company’s financial reports are of the highest quality and integrity and are prepared in accordance with generally accepted accounting principals and all other applicable requirements. To fulfill this purpose, the Committee will seek to facilitate free and open communication among the Company’s directors, independent auditors and financial management and, generally, to maintain an environment which is conducive to complete, accurate and timely financial reporting. The Committee believes that this will enhance its ability to detect and resolve, on a timely basis, any actual or potential issues which may arise with respect to the Company’s accounting and financial reporting systems and internal controls.

Organization

Number of Members.    The Committee will initially consist of not less than two directors. No later than the date of the 2001 Annual Meeting of Shareholders or June 14, 2001, whichever occurs first, it will consist of not less than three directors.

Independence.    Each member of the Committee will be independent of the Company and its management. Members of the Committee will be independent if they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their duties as directors and members of the Committee. In determining the independence of a member or proposed member of the Committee, the Board of Directors will consider the criteria for independence set forth in the resolutions of the Board of Directors establishing the Audit Committee adopted on December 8, 1999, as well as the criteria promulgated by The Nasdaq Stock Market on December 14, 1999 and set forth in its Rule 4200 (as it may be amended from time to time). These criteria are attached to this Charter.

Financial Sophistication.    Each member of the Committee will be able to read and understand fundamental financial statements or will be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member will have had past employment experience in finance or accounting or other comparable experience or background which results in a reasonable degree of financial sophistication.

Meetings.    There will be not less than four meetings of the Committee in each year and the Committee may meet as frequently as it deems necessary. In this regard, the Committee may hold special executive sessions with the Company’s Chief Financial Officer or other financial personnel and with the Company’s independent auditors. The Committee will meet at such places and times as its members decide. The Committee will elect a chairman and a secretary from among its members. For each meeting, an agenda will be established by the chairman and minutes will be kept and submitted to the Board of Directors. On request of the Committee, any officer or employee of the Company or the Company’s counsel will attend one or more meetings of the Committee.

Responsibilities

The Committee will carry out the responsibilities mandated for it by applicable laws, rules and regulations, including, without limitation, the rules of the Securities and Exchange Commission, the Nasdaq Market and any exchange on which the securities of the Company may be listed, as well as such as are deemed reasonably appropriate to its purpose by the Committee or the Board of Directors. The Committee will maintain flexibility in its policies and procedures to permit it to react effectively to changing conditions.

While the Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Committee are not acting as professional accountants or auditors or experts in the fields of accounting, auditing or finance. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. This remains the responsibility of the Company’s management and independent auditors. Further, the Committee is not required to conduct any particular investigation, but only those which it deems necessary or advisable and within the scope of its responsibilities as set forth in this Charter, to resolve disagreements between the Company’s management and its independent auditors, or to assure compliance with applicable laws and regulations or the Company’s Code of Conduct.

In fulfilling its oversight responsibilities, the Committee will, among other things, carry out the duties set forth below and will have all authority of the Board of Directors to do so. All employees of the Company are directed to cooperate with the Committee in its fulfillment of its responsibilities.

Periodic Assessment of this Charter

•	Obtain the Board of Directors’ approval of this Charter. Review and reassess it as conditions dictate and not less than annually, and obtain the Board of Director’s approval of any amendments deemed necessary or desirable.

General Relation with Independent Auditors

•	Annually review the terms of engagement (including fees for the annual audit and quarterly reviews and any non-audit assignments) and performance of the Company’s independent auditors. Recommend to the Board of Directors whether the engagement of the independent auditors should be renewed or different independent auditors selected.

•	Annually, inquire as to the independence of the Company’s independent auditors and obtain from them a written communication delineating all their relationships and professional services to the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. Review with the independent auditors the nature and scope of any disclosed relationships or professional services and any effect they may have on the auditors’ independence and objectivity. Recommend to the Board of Directors appropriate action to oversee the continuing independence of the auditors.

•	Communicate to the independent auditors their ultimate accountability to the Committee, the Board of Directors and the shareholders.

•	In each year, meet with the independent auditors and the Company’s financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company’s quarterly financial statements, (iii) any non-audit assignments and (iv) any other matters required to be discussed with such auditors under Statement of Accounting Standards 61 and any other applicable law, rule, regulation or accounting or auditing standard.

Annual Audit and Quarterly Reviews

•	Promptly review each annual audit and quarterly review, including any comments or recommendations of the independent auditors.

•	Review all quarterly financial statements (and the associated Management’s Discussion and Analysis) with the Company’s financial management and the independent auditors reasonably prior to the filing of the related Form 10-Q (or prior to the related press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements. Discuss any other matters required to be communicated to the Committee by the independent auditors. Promptly following the end of each of the first three fiscal quarters of the Company in each year, obtain either a written confirmation from the independent auditors that they have no such matters to report to the Committee or a written description of each such matter, as the case may be.

2

•	Review with the Company’s financial management and the independent auditors (i) the financial statements contained in each of the Company’s Forms 10-K and Annual Reports to Shareholders (and the associated Management’s Discussion and Analysis) to determine that the independent auditors are satisfied with the financial statements and financial disclosure to be presented to the shareholders, (ii) the results of management’s and the independent auditors’ analysis of significant financial reporting issues and practices, including changes in accounting principles and disclosure practices or the adoption of new principles and practices and compliance with the requirements of SEC Staff Accounting Bulletin 99 (Materiality) and (iii) their judgments about the quality, not merely the acceptability, of the accounting and financial disclosure practices used or proposed to be used, in particular, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements. Discuss any other matters required to be communicated to the Committee by the auditors.

•	Report the results of each annual audit and quarterly review to the Board of Directors and recommend to the Board of Directors the inclusion of the Company’s audited financial statements in the Company’s Annual Report. If requested by the directors, invite the independent auditors to attend a meeting of the Board of Directors meeting to assist in reporting such results or to answer the directors’ questions.

Internal Controls and Practices

•	Review with the independent auditors and the Company financial and accounting personnel, the adequacy and effectiveness of the Company’s existing internal accounting and financial controls. Elicit any recommendations for their improvement or for the implementation of new or more detailed controls or procedures in particular areas. The Committee will emphasize in particular the adequacy of internal controls to (i) provide reasonable assurance that the Company’s publicly released financial statements are presented fairly and in accordance with generally accepted accounting principles and (ii) expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

Public Disclosures about the Committee

•	Prepare and review with counsel and the Company’s management, on a timely basis, all reports of the Committee required by the Securities and Exchange Commission, the Nasdaq Market or otherwise to be set forth in the Company’s proxy statements and annual reports. Review the Company’s disclosure in its proxy statements which describe the fulfillment by the Committee of its responsibilities under this Charter. Ensure that a copy of this Charter is annexed to the Company’s proxy statements not less than once every three years and in any following any significant amendment to this Charter.

General

•	Investigate any matter involving the Company’s accounting or financial reporting practices or internal controls and any other matter brought to the Committee’s attention and within the scope of its duties. The Committee will have the power to retain outside counsel or consultants with respect to any matter within its responsibilities if, in its judgment, such retention is necessary or appropriate.

•	Periodically review the Company’s compliance policy statements and Code of Conduct to determine the whether modifications are appropriate and review with appropriate members of the Company’s management the program for monitoring compliance with such statements and code. Recommend to the Board of Directors, as appropriate, changes in such statements, code and related compliance procedures.

•	Review and assess transactions involving the Company and related parties and related potential conflicts of interest and advise the Board of Directors in such regard as appropriate.

•	Review, with Company counsel as needed, legal and regulatory matters that may have a material effect on the financial statements and the Company’s related compliance policies and, in general, the Company’s compliance policies and procedures.

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•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Provide sufficient opportunity for the independent auditors to meet with the Committee without members of management present. Discuss in such meetings, among other things, the independent auditors’ evaluation of the Company’s financial and accounting personnel, and the level of cooperation accorded to the independent auditors during the course of audit.

•	Periodically review the adequacy of the Company’s accounting and financial resources and plan of personnel succession.

June 2000.

4

Exhibit A

Resolutions Authorizing the Formation of the Audit Committee,

as adopted by the Board of Directors on December 8, 1999.

RESOLVED, that, effective on the completion of the Offering, an Audit Committee of the Board of Directors be established, to consist of not less than two directors (or such greater minimum number as may be necessary to satisfy any applicable requirements of the Securities and Exchange Commission, The Nasdaq Market or any stock exchange on which the securities of the Corporation are listed), each of whom shall be an “independent director” (as defined below) who is able to read and understand fundamental financial statements or will be able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and at least one of whom has had past employment experience in finance or accounting or other comparable experience or background which results in a reasonable degree of financial sophistication; and further

RESOLVED, that the Audit Committee shall (i) annually review the terms of engagement, independence and performance of the Corporation’s independent auditors and recommend to the entire Board of Directors whether the engagement of the then current auditors should be renewed, (ii) review with such auditors the scope of their audit and non-audit assignments, their fees, the accounting principles to be used in the Corporation’s financial statements, the adequacy of the Corporation’s internal accounting procedures, the adequacy of its internal control procedures and any other matters required to be discussed with such auditors under Statement of Accounting Standards 61 or any other applicable law, rule, regulation or accounting or auditing standard, (iii) review with management the Corporation’s audited financial statements and (iv) review, and make such recommendations to the entire Board of Directors as it deems appropriate with respect to, the Corporation’s compliance with applicable laws, rules, regulations and accounting standards; and further

RESOLVED, that, as a supplement to the foregoing resolution and Article III, Section 3, of the Corporation’s By-laws, the Audit Committee is authorized and directed to prepare, at the earliest possible time, a written charter specifying, among other things, (i) the scope of its responsibilities and how it will carry them out, including structure, processes and membership requirements, (ii) the Audit Committee’s responsibility for ensuring its receipt from the Corporation’s independent auditors of a formal written statement delineating all of relationships between such auditors and the Corporation, consistent with Independent Standards Board Standard 1, (iii) the Audit Committee’s responsibility for actively engaging in a dialogue with such auditors with respect to any disclosed relationships or services that may affect the objectivity or independence of such auditors and for taking, or recommending that the Board of Directors take, appropriate action to ensure the independence of such auditors and (iv) the independent auditor’s ultimate accountability to the Board of Directors and the Audit Committee, and the authority of the Audit Committee and the Board of Directors to select, evaluate and where, appropriate, replace the independent auditors; and further

5

RESOLVED, that for purposes of these resolutions, an “independent director” is a person who is not (i) an officer or employee of the Corporation or any of its subsidiaries or (ii) any other person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including, without limitation, (A) a person who was employed by the Corporation or any of its subsidiaries or affiliates at any time during the three years prior to the determination of such person’s independence for this purpose, (B) a person who has received more than $60,000 in compensation from the Corporation or any of its subsidiaries or affiliates during the preceding fiscal year, other than compensation for service as a director, benefits under a qualified retirement plan or non-discretionary compensation, (C) a person who is in the immediate family (that is, a spouse, child, parent, sibling, mother or father-in law, brother or sister-in law, or anyone who resides in the home) of an executive officer of the Corporation or any of its subsidiaries or affiliates, (D) a person who is deemed to “control” the Corporation within the meaning of the Securities Act of 1933, (E) a person who is a controlling shareholder or executive officer of any other entity to which the Corporation made, or from which the Corporation received, payments (other than those for which securities of the Corporation are issued) in excess of the greater of five percent of the Corporation’s or such other entity’s annual consolidated gross annual revenues or $200,000, during any of the three years prior to the determination of such person’s independence for this purpose, or (F) a person who is employed as an executive of another entity, if any of the Corporation’s officers serve as a member of the compensation committee of the board of directors of such entity; and further

6

ANNUAL MEETING OF SHAREHOLDERS OF

INTEREP NATIONAL RADIO SALES, INC.

August 12, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

The Board of Directors recommends a vote “For” the nominees and “For” proposal 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors for a term of three years;				2.	To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year.	FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Leslie D. Goldberg O John E. Palmer O Arnold Sheiffer		3.

To transact such other business as may properly come before the Meeting.

The undersigned revokes any proxy previously given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who are present and act at the Annual Meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July 13, 2004.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by
this method.			☐

Signature of Shareholder:                                                     Date:                         Signature of Shareholder:                                                     Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTEREP NATIONAL RADIO SALES, INC.

PROXY—ANNUAL MEETING OF SHAREHOLDERS—AUGUST 12, 2004

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Interep National Radio Sales, Inc., a New York corporation (the “Company”), hereby appoints Ralph C. Guild, Marc G. Guild and William J. McEntee, Jr., and each of them, the true and lawful attorneys and proxies, with full power of substitution, to represent the undersigned in all matters coming before the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company at 100 Park Avenue, New York, New York 10017, on Thursday, August 12, 2004, at 10:00 a.m., and any adjournments thereof, and to vote all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side)